UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 4, 2015

Fairchild Semiconductor International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15181	04-3363001
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3030 Orchard Parkway, San Jose, California		95134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-822-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 4, 2015, we committed to a plan of termination expected to reduce operating expenses by approximately $30 million to $34 million annually. The plan is described in our news release dated September 9, 2015, which is included as Exhibit 99.1 and incorporated by reference in this report. We expect to incur approximately $13 million of severance expenses associated with the plan in the third quarter, and to make cash expenditures of approximately the same amount during the fourth quarter of 2015.

Item 7.01 Regulation FD Disclosure.

On September 9, 2015, we announced an update to our third quarter 2015 guidance. The update is described in our news release dated September 9, 2015, which is included as Exhibit 99.1 and incorporated by reference in this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 News release dated September 9, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairchild Semiconductor International, Inc.

September 9, 2015	By:	/s/ Paul D. Delva

Name: Paul D. Delva
Title: Senior Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News Release dated September 9, 2015